UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 14, 2016

PVH CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 8.01   Other Events.
On June 14, 2016, PVH Corp. issued a press release to announce that it had priced its offering of €350 million aggregate principal amount of senior notes due 2024 at an interest rate of 3 ⅝% per annum. The notes are being offered in a private offering to persons reasonably believed to be qualified institutional buyers in the U.S. pursuant to Rule 144A under the Securities Act of 1933 (the "Securities Act") and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. The notes will not be registered under the Securities Act, or the securities laws of any state, and may not be offered or sold in the U.S. without registration or an applicable exemption from the registration requirements.  The offering is currently expected to close on June 20, 2016, subject to customary closing conditions.
A copy of this press release is attached as Exhibit 99.1 to this report.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit No.                          Description of Exhibit
99.1                          Press Release issued by PVH Corp. on June 14, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer Executive Vice President

Date: June 14, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by PVH Corp. on June 14, 2016.